                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K for the year ended December 31, 1996 into the Company's previously filed Registration Statements on Form S-8 for the Company's Employee Stock Purchase Plan (File No. 33-54759), on Form S-3 for the Company's Dividend Reinvestment and Stock Purchase Plan (File No. 333-01221), on Form S-3 for the Company's shelf registration (File No. 33-56983) and on Form S-3 for the Company's Customer Stock Purchase Plan (File No. 33-56799).




                                                ARTHUR ANDERSEN LLP


Nashville, Tennessee
  March 20, 1997



                                      59